                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 2000



                            INSTEEL INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


                          COMMISSION FILE NUMBER 1-9929

           NORTH CAROLINA                               56-0674867
           --------------                               ----------
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)


  1373 BOGGS DRIVE, MOUNT AIRY, NORTH CAROLINA              27030
  --------------------------------------------              -----
    (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code: 336-786-2141

INFORMATION INCLUDED IN THIS REPORT:

         On January 31, 2000, Insteel Industries, Inc. (the "Company") completed its acquisition of Florida Wire and Cable, Inc. ("FWC"). Pursuant to General Instruction B.3. of Form 8-K, the Company disclosed the transaction under Item 5 of the Company's quarterly report on Form 10-Q for the quarter ended January 1, 2000 (the "Form 10-Q"). The Company filed the Form 10-Q with the Commission on February 15, 2000. The terms of the transaction are summarized in the Company's press release dated January 31, 2000, which is attached to the Form 10-Q as
Exhibit 99.1.

         The financial statements required by Item 7(a) and 7(b) of Form 8-K are filed with this report, in accordance with Item 7(a)(4) and 7(b)(2).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

         The following financial statements of FWC are included in this report:

         Report of Independent Public Accountants, dated April 11, 2000
         Balance Sheets dated December 31, 1999 and 1998
         Statements of Operations for the years ended December 31, 1999 and 1998 Statements of Changes in Shareholder's Equity for the years ended
          December 31, 1999 and 1998
         Statements of Cash Flows for the years ended December 31, 1999 and 1998 Notes to Financial Statements

FLORIDA WIRE AND CABLE, INC.


Financial Statements for the Years Ended December 31, 1999 and 1998 Together with Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of Insteel Industries, Inc.:


We have audited the accompanying balance sheets of Florida Wire and Cable, Inc. (a wholly owned subsidiary of Insteel Industries, Inc.) (see Note 1) as of December 31, 1999, and 1998, and the related statements of operations, changes in shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Wire and Cable, Inc., as of December 31, 1999 and 1998, and the results of its operations, changes in shareholder's equity and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.





Charlotte, North Carolina,
April 11, 2000.

                          FLORIDA WIRE AND CABLE, INC.

                  BALANCE SHEETS -- DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                               ASSETS                                      1999         1998
                                                                                          -------      -------
CURRENT ASSETS:
    Cash and cash equivalents                                                             $     8      $    11
    Trade accounts receivable, less allowance of
        $570 and $303 in 1999 and 1998, respectively                                       15,417       18,677
    Inventories                                                                            17,362       18,724
    Prepaid expenses and other current assets                                                 129          244
    Deferred tax assets                                                                     2,770          565
                                                                                          -------      -------
                 Total current assets                                                      35,686       38,221
PROPERTY, PLANT AND EQUIPMENT, net                                                         13,980       14,808
ACQUISITION PREMIUM, net of accumulated amortization
    of $4,295 and $3,824 in 1999 and 1998, respectively                                    16,839       17,310
OTHER INTANGIBLE ASSETS, net of accumulated amortization
    of $2,748 and $2,232 in 1999 and 1998, respectively                                     2,634        3,337
                                                                                          -------      -------
                 Total assets                                                             $69,139      $73,676
                                                                                          =======      =======

                                LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                                      $ 9,837      $11,174
    Accrued liabilities                                                                     8,574        3,111
    Loans from Former Parent (Note 7)                                                      16,914       23,908
                                                                                          -------      -------
                 Total current liabilities                                                 35,325       38,193
DEFERRED TAX LIABILITIES                                                                    2,077        1,736
                                                                                          -------      -------
                 Total liabilities                                                         37,402       39,929

COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
    Common stock, no par value, 10,000 shares authorized and 5,000 shares issued and
       outstanding at December 31, 1999 and 1998                                                5            5
    Additional paid-in-capital                                                             28,942       28,942
    Retained earnings                                                                       2,790        4,800
                                                                                          -------      -------
                 Total shareholder's equity                                                31,737       33,747
                                                                                          -------      -------
                 Total liabilities and shareholder's equity                               $69,139      $73,676
                                                                                          =======      =======


                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                          FLORIDA WIRE AND CABLE, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             1999        1998
                                                                                          ---------    --------
NET SALES                                                                                 $ 104,549    $ 99,514
COST OF SALES                                                                                91,131      89,301
                                                                                          ---------    --------
    Gross profit                                                                             13,418      10,213
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                 12,376       8,078
                                                                                          ---------    --------
    Operating income                                                                          1,042       2,135

OTHER INCOME (EXPENSE):
    Management fee from Former Parent                                                        (1,560)     (1,200)
    Interest income                                                                               2          53
    Interest expense on loans from Former Parent (Note 7)                                    (2,773)     (2,852)
    Other, net (Notes 7 and 8)                                                                   43          50
                                                                                          ---------    --------
LOSS BEFORE INCOME TAXES                                                                     (3,246)     (1,814)
INCOME TAX BENEFIT (Note 6)                                                                   1,236         687
                                                                                          ---------    --------

     NET LOSS                                                                             $  (2,010)   $ (1,127)
                                                                                           =========    ========

     PER SHARE (BASIC AND DILUTED)                                                        $ (402.00)   $(225.40)
                                                                                          =========    ========


                 The accompanying notes to financial statements
                    are an integral part of these statements.

                          FLORIDA WIRE AND CABLE, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                         COMMON STOCK         ADDITIONAL                             TOTAL
                                    ---------------------      PAID-IN         RETAINED           SHAREHOLDER'S
                                    SHARES         AMOUNT      CAPITAL         EARNINGS              EQUITY
                                    ------         ------     ----------       --------           -------------
BALANCE, December 31, 1997          5,000          $   5       $28,942          $ 5,927           $ 34,874
    Net loss                           --             --            --           (1,127)            (1,127)
                                    -----          -----       -------          -------           --------
BALANCE, December 31, 1998          5,000              5        28,942            4,800             33,747
    Net loss                           --             --            --           (2,010)            (2,010)
                                    -----          -----       -------          -------           --------
BALANCE, December 31, 1999          5,000          $   5       $28,942          $ 2,790           $ 31,737
                                    =====          =====       =======          =======           ========


                 The accompanying notes to financial statements
                    are an integral part of these statements.

                          FLORIDA WIRE AND CABLE, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                                           1999         1998
                                                                                          -------      -------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                              $(2,010)     $(1,127)
    Adjustments to reconcile net loss to net cash provided by operating activities:
          Depreciation and amortization                                                     4,264        4,154
          Loss on disposition of properties                                                    27            0
          Deferred income taxes                                                            (1,864)        (559)
          Changes in operating assets and liabilities:
              Trade accounts receivable                                                     3,260       (4,805)
              Inventories                                                                   1,362        3,412
              Accounts payable                                                             (1,337)       4,948
              Accrued liabilities                                                           5,643         (870)
              Prepaid expenses and other assets                                               (64)        (117)
                                                                                          -------      -------
                 Net cash provided by operating activities                                  9,281        5,036
                                                                                          -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and equipment                                             (2,393)        (247)
    Proceeds from disposals of equipment                                                      103           --
                                                                                          -------      -------
                 Net cash used in investing activities                                     (2,290)        (247)
                                                                                          -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Loan repayments to Former Parent                                                       (6,994)      (4,789)
                                                                                          -------      -------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                      (3)          --
CASH AND CASH EQUIVALENTS, beginning of year                                                   11           11
                                                                                          -------      -------
CASH AND CASH EQUIVALENTS, end of year                                                    $     8      $    11
                                                                                          =======      =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid to Former Parent during the period for interest                             $ 2,527      $ 3,054
    Cash paid to (refunded from) Former Parent during the period for taxes                    (58)          11

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          FLORIDA WIRE AND CABLE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)




1.       BUSINESS AND ORGANIZATION:


BUSINESS


Florida Wire and Cable, Inc. (the Company or FWC) is a wholly-owned subsidiary of Insteel Industries, Inc. (Insteel). FWC is a leading producer of prestressed concrete strand and a major manufacturer of galvanized strand. The Company sells to customers primarily located in the United States.


On January 31, 2000, Insteel acquired all of the outstanding stock of FWC from GS Technologies Operating Co., Inc. for $68,500, subject to a purchase price adjustment as defined in the stock purchase agreement. The accompanying financial statements do not reflect any adjustments giving effect to, or resulting from, this acquisition.


Prior to its acquisition by Insteel, FWC was a wholly-owned subsidiary of GS Technologies Operating Co., Inc. (GSTOC - the "Former Parent"). GSTOC is a wholly-owned subsidiary of GS Technologies Corporation (GST) which is, in turn, a wholly-owned subsidiary of GS Industries, Inc. (GSI).


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


The following summarizes the significant policies applied in the preparation of the accompanying financial statements.


USE OF ESTIMATES


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


REVENUE RECOGNITION


Sales and related cost of products sold are recognized upon shipment of products to customers.


CASH AND CASH EQUIVALENTS


Cash and cash equivalents include demand deposits and cash equivalents which are highly liquid instruments with maturities of three months or less at the time of purchase.


INVENTORIES


Inventories are valued at the lower of FIFO (first-in, first-out) cost or market.

PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment is recorded at cost. Maintenance and repairs are expensed in the year incurred. Expenditures which result in betterments or extensions of the useful lives of assets are capitalized and depreciated over the remaining estimated lives of such assets.


Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Machinery and equipment                                          3-15 years
Buildings and improvements                                       5-40 years


Leasehold improvements are capitalized and amortized over the lesser of their estimated useful lives or the life of the related lease.


ACQUISITION PREMIUM AND IDENTIFIABLE INTANGIBLE ASSETS


As discussed in Note 1, FWC was a wholly-owned subsidiary of GSTOC prior to January 31, 2000. GSTOC acquired FWC in October 1995 through the acquisition of Georgetown Industries, Inc (GII), FWC's parent at the time. In connection with GSTOC's acquisition of GII, GSTOC management allocated the cost of the acquisition to the fair value of assets acquired and liabilities assumed of GII and its wholly-owned subsidiaries, including FWC. The acquisition premium on the accompanying balance sheets represents the resulting excess cost over the fair value assigned to the net assets acquired of FWC. The acquisition premium is being amortized on a straight-line basis over 40 years. Amortization expense of approximately $471 for each of the years ended December 31, 1999 and 1998 is included in selling, general and administrative expenses on the accompanying statement of operations.


Other intangible assets include unamortized debt issuance costs, patents and other identifiable intangible assets also resulting from the acquisition of FWC by GSTOC. Debt issuance costs are amortized over the lives of the corresponding GSTOC debt agreements and are included in interest expense on loans to Former Parent on the statements of operations. Amortization of debt issuance costs was approximately $197 for each of the years ended December 31, 1999 and 1998.


Other identifiable intangible assets are being amortized on a straight-line basis over periods ranging from 5 to 17 years. Amortization of these costs was approximately $544 and $621 for each of the years ended December 31, 1999 and 1998.


ASSET IMPAIRMENT


The Company continually monitors conditions that may affect the carrying value of its long-lived assets. When conditions indicate potential impairment of a long-lived asset, the Company will undertake necessary market studies and reevaluate projected future cash flows associated with the long-lived asset. To the extent projected future cash flows, not discounted for the time value of money, are less than the carrying value of the asset, the impaired asset is written down to its fair value. The Company has not recorded any impairment charges.


INCOME TAXES


Prior to its acquisition by Insteel, the Company was included in the GSI consolidated U.S. federal income tax return and was party to a tax sharing agreement with GSI. The tax sharing agreement provides, among other things, that the expense or benefit for U.S. federal income taxes for financial reporting purposes is calculated as though the Company were filing separate U.S. federal income tax returns. Payments by the Company to GSI were made at such times as would be made to the federal government had the Company been filing separate tax returns. State taxes are recorded and paid directly to the appropriate governmental agencies. Taxes currently payable or receivable are due to or from GSTOC and are included in payables to related parties on the balance sheets.

ENVIRONMENTAL EXPENDITURES


Environmental expenditures by the Company are expensed or capitalized depending upon their future economic benefit. Expenditures which improve a property as compared with the condition of the property when originally constructed or acquired and which prevent future environmental contamination are capitalized. Expenditures which return a property to its condition at the time of acquisition are expensed. Liabilities are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.


CONCENTRATION OF CREDIT RISK


Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company had one customer that accounted for 9% and 13% of trade sales in 1999 and 1998, respectively. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed although collateral is generally not required. In addition, the Company maintains allowances for potential credit losses based on historical experience and analysis of specific past due accounts.


3.       INVENTORIES:


Inventories consist of the following:

                                                                                      1999         1998
                                                                                    --------     --------
                  Finished goods and work in process                                $  8,659     $  9,908
                  Raw materials                                                        6,861        7,117
                  Supplies                                                             1,842        1,699
                                                                                    --------     --------
                                                                                    $ 17,362     $ 18,724
                                                                                    ========     ========


4.       PROPERTY, PLANT AND EQUIPMENT:


Property, plant and equipment consists of the following:

                                                                                       1999        1998
                                                                                    --------     --------
                  Land and leasehold improvements                                   $  1,108     $  1,108
                  Buildings and improvements                                           7,094        6,603
                  Machinery and equipment                                             16,750       16,007
                  Construction in progress                                               922          290
                                                                                    --------     --------
                                                                                      25,874       24,008
                  Less accumulated depreciation                                      (11,894)      (9,200)
                                                                                    --------     --------
                                                                                    $ 13,980     $ 14,808
                                                                                    ========     ========


Depreciation expense was approximately $3,052 and $2,865 for the years ended December 31, 1999 and 1998, respectively.

5.       EMPLOYEE BENEFITS:


Prior to its acquisition by Insteel, the Company participated in a GSI qualified non-contributory defined benefit pension plan covering most employees. Under the Plan, retirement benefits were based upon years of service and compensation for salaried employees and years of service for hourly employees. It was GSI's policy to fund this plan, at a minimum, in amounts required under ERISA. The expense allocated by GSI to FWC was approximately $58 and $209 for the years ended December 31, 1999 and 1998, respectively.


The company sponsors profit sharing plans covering substantially all of its employees. The costs of such plans are determined based upon a percentage of adjusted net income. The expense of the plans amounted to approximately $1,216 and $303 for the years ended December 31, 1999 and 1998, respectively.



6.       INCOME TAXES:


The income tax benefit consists of the following components:

                                                                                      1999         1998
                                                                                    --------     --------
                  Current:
                      Federal                                                       $    253     $      0
                      State and local                                                     10          (10)
                                                                                    --------     --------
                                   Total current                                         263          (10)
                                                                                    --------     --------
                  Deferred:
                      Federal                                                         (1,174)        (567)
                      State and local                                                   (325)        (110)
                                                                                    --------     --------
                                   Total deferred                                     (1,499)        (677)
                                                                                    --------     --------
                                                                                    $ (1,236)    $   (687)
                                                                                    ========     ========

Differences between income taxes computed using the U.S. federal income tax statutory rate of 35% and income tax benefit recorded by the Company are attributable to the following:

                                                                                       1999        1998
                                                                                    --------     --------
                  Income tax benefit using the U.S. statutory rate                  $  1,136     $    635
                  State income taxes                                                     (78)          53
                  Change in valuation allowance                                          126            0
                  Other, net                                                              52           (1)
                                                                                    --------     --------
                                                                                    $  1,236     $    687
                                                                                    ========     ========


Deferred tax assets (liabilities) are composed of the following:

                                                                                       1999        1998
                                                                                    --------     --------
                  Intangibles                                                       $ (1,708)    $ (1,395)
                  Properties                                                            (686)        (741)
                  Other                                                                 (285)        (242)
                                                                                    --------     --------
                       Gross deferred tax liabilities                                 (2,679)      (2,378)
                                                                                    --------     --------
                  NOL and AMT carryovers                                                 602          768
                  Accrued expenses and nondeductible reserves                          2,770          565
                                                                                    --------     --------
                       Gross deferred tax assets                                       3,372        1,333
                                                                                    --------     --------
                  Deferred tax asset valuation allowance                                  --         (126)
                                                                                    --------     --------
                       Net deferred tax asset (liability)                           $    693     $ (1,171)
                                                                                    ========     ========




Under the terms of the tax sharing agreement with GSI discussed in Note 2, if the Company generated a net operating loss or other tax attributes that it was unable to use in the current year, the Company was allowed to carry forward, but not carry back, any unused net operating loss or tax attributes for purposes of computing its separate federal income tax liability. As a result of the acquisition by Insteel, all net operating loss carryforwards and other tax attributes recorded by the Company for financial reporting purposes were retained by the Former Parent.

Included in payables to related parties on the balance sheets are current taxes due to GSI of $261 at December 31, 1999, and current taxes due from GSI of $60 at December 31, 1998.



7.       RELATED PARTY TRANSACTIONS:


FWC purchased approximately $39,584 and $37,075 of products from Georgetown Steel Corporation and GST Steel Company, subsidiaries of GSTOC, during the years ended December 31, 1999 and 1998, respectively. Accounts payable to related parties on the balance sheets includes approximately $8,171 and $6,672 as of December 31, 1999 and 1998, respectively, related to accounts payable to the Former Parent.


At December 31, 1999, the accompanying balance sheet includes loans from the Former Parent of $4,738 borrowed by GSTOC under a term loan and $12,176 borrowed by GSTOC under a revolving line of credit. Interest is charged on the loans at the rate paid by GSTOC and accrued interest included in accrued liabilities was $630 and $580 at December 31, 1999 and 1998, respectively. The weighted-average borrowing rate was 12.08% and 11.49% for the years ended December 31, 1999 and 1998, respectively. The loans were converted to equity in connection with the sale of the Company discussed in Note 1.

FWC used certain administrative functions of GSI including senior executive management services, finance and treasury services, accounting and human resources. The cost of these functions has been allocated to FWC primarily through a formula based upon the level of sales, assets and headcount of FWC. The expense allocated by GSI to FWC was approximately $1,560 and $1,200 for the years ended December 31, 1999 and 1998, respectively, and is included in other expense on the accompanying statements of operations.


Workers compensation coverage for employees was provided under GSI's insurance coverage, with a $250 deductible per claim. The expense is allocated to FWC based upon estimates of the aggregate liability for claims incurred by FWC using historical experience. The expense allocated was approximately $268 and $167 for the years ended December 31, 1999 and 1998, respectively.


8.       COMMITMENTS AND CONTINGENCIES:


The Company is involved in various legal proceedings considered normal to its business. It is the Company's policy to accrue for amounts related to these matters if it is probable that a liability has been incurred and an amount is reasonably estimable by management. During 1999, the Company accrued $4.8 million related to loss contingencies associated with certain claims, which amount is included in accrued liabilities in the accompanying balance sheet as of December 31, 1999.


J.C. Penney Company, Inc. has filed a claim for $20 million against the Company and its predecessor, Florida Wire and Cable, Co. (FWCC), for allegedly defective product. The product was sold to J.C. Penney prior to GSTOC's acquisition of FWC. In management's opinion, FWC does not have any liability related to this matter.


ENVIRONMENTAL MATTERS


The Company is subject to a broad range of federal, state and local environmental requirements, including those governing discharges to the air and water, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with releases of hazardous substances at Company facilities and associated offsite disposal locations. Liabilities with respect to hazardous substance release arise principally under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and similar state laws, which impose strict, retroactive, joint and several liability upon statutorily defined classes of potentially responsible parties. Based on the continuing review of environmental requirements, the Company believes that it is currently in compliance with environmental requirements.


LABOR RELATIONS


Employees at the Company's Jacksonville, Florida facility are covered by a collective bargaining agreement that expires on April 30, 2000. In the course of previous contract negotiations, the Company has on occasion been affected by work stoppages. During 1998, the Company was unable to reach agreement with the union and a work stoppage commenced. The Company restaffed the facility with permanent replacement workers. In July 1998, however, the union notified the Company that striking workers had accepted the Company's final offer as proposed by management before the work stoppage began.

COMMITMENTS


Rent expense under equipment operating leases was approximately $913 and $753 for the years ended December 31, 1999 and 1998, respectively. Future minimum noncancelable operating lease commitments are payable as follows:

                   2000      $923
                   2001       345
                   2002        52
                   2003         5


(B)      PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed balance sheet as of January 1, 2000 combines the historical consolidated balance sheet information of the Company and FWC as if the acquisition were consummated on January 1, 2000. The unaudited pro forma combined condensed statements of income for the year ended October 2, 1999 and for the three months ended January 1, 2000 combine the historical consolidated income statement information of the Company and the historical income statement of FWC as if the FWC acquisition had been consummated on October 4, 1998, the beginning of the earliest period presented. The transaction is being recorded under the purchase method of accounting, giving effect to the pro forma adjustments and assumptions described in the accompanying notes.

         The pro forma financial statements have been prepared by the management of the Company based on historical information and preliminary assumptions and estimates. Accordingly, the pro forma financial statements may not be indicative of the actual financial position and results of operations of the Company that would have resulted if the acquisition of FWC and related borrowings had been effected on the dates indicated, nor does it purport to represent the financial position and results of operations of the Company for any future period. The pro forma financial statements should be read in conjunction with the Company's audited consolidated financial statements and the notes thereto and FWC's audited financial statements and the notes thereto.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

            INSTEEL INDUSTRIES, INC. AND FLORIDA WIRE AND CABLE, INC.
                                 (In thousands)


                                                                                JANUARY 1, 2000
                                                        -------------------------------------------------------------
                                                                                                            PRO FORMA
                                                        COMPANY         FWC       ADJUSTMENTS                COMBINED
                                                        --------      -------     -----------               --------
ASSETS
Current assets:
    Cash and cash equivalents                           $    885      $     8      $    827  1,4            $  1,720
    Accounts receivable, net                              21,105       15,417         8,245  6                44,767
    Inventories                                           40,532       17,362           449  3                58,343
    Prepaid expenses and other                             3,314        2,899          (439) 1,3               5,774
                                                        --------      -------      --------                 --------
        Total current assets                              65,836       35,686         9,082                  110,604
Property, plant and equipment, net                        85,994       13,980        13,091  3               113,065
Goodwill, net                                                 --       16,839         1,778  3,4,5,6,7,8      18,617
Other assets                                              11,921        2,634           649  3,5              15,204
                                                        --------      -------      --------                 --------
        Total assets                                    $163,751      $69,139      $ 24,600                 $257,490
                                                        ========      =======      ========                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                    $ 18,406      $ 9,837      $     --                 $ 28,243
    Accrued expenses                                       7,960        8,574         1,687  1,2,4,8          18,221
    Current portion of long-term debt                        620           --         8,000  4                 8,620
    Short-term debt                                           --       16,914       (16,914) 1                    --
                                                        --------      -------      --------                 --------
        Total current liabilities                         26,986       35,325        (7,227)                  55,084
Long-term debt                                            50,170           --        65,641  4,5             115,811
Deferred income taxes                                      7,882        2,077        (2,077) 1                 7,882
Other liabilities                                          1,022           --            --                    1,022
                                                        --------      -------      --------                 --------
        Total liabilities                                 59,074        2,077        53,564                  124,712

Shareholders' equity:
    Common stock                                          16,920            5            (5) 7                16,920
    Additional paid-in capital                            38,327       28,942       (28,942) 7                38,327
    Retained earnings                                     22,444        2,790        (2,790) 1,2,3,7          22,444
                                                        --------      -------      --------                 --------
        Total shareholders' equity                        77,691       31,737       (31,737)                  77,691
                                                        --------      -------      --------                 --------
        Total liabilities and shareholders' equity      $163,751      $69,139      $ 24,600                 $257,490
                                                        ========      =======      ========                 ========

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

1.       To eliminate assets and liabilities not assumed with purchase.

2.       To establish liability assumed with purchase.

3. To restate net assets of FWC to their estimated fair values as of the acquisition date.

4.       To record debt incurred to acquire FWC.

5. To record additional acquisition and financing costs as an increase in goodwill, other assets and long-term debt.

6. To record receivable from seller for purchase price adjustment based on statement of net assets of FWC as of January 1, 2000. The Company is in the process of reaching a final agreement with the Seller on the purchase price adjustment amount, which it expects will be finalized during its current quarter ending July 1, 2000. See Note (a) under "The Acquisition", below.

7.       To eliminate the equity of FWC.

8. To establish reserve for severance, facility closing expenses and other restructuring costs to be incurred in connection with the FWC acquisition.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

            INSTEEL INDUSTRIES, INC. AND FLORIDA WIRE AND CABLE, INC.
                                 (IN THOUSANDS)

                                                                               YEAR ENDED OCTOBER 2, 1999
                                                       -----------------------------------------------------------------------
                                                                                                                    PRO FORMA
                                                        COMPANY            FWC          ADJUSTMENTS                 COMBINED
                                                       ---------        ---------       -----------               ------------
Net sales                                              $ 270,992        $ 105,219        $    --                  $   376,211
Cost of sales                                            235,345           91,698         (1,003)A                    326,040
                                                       ---------        ---------        -------                  -----------
    Gross profit                                          35,647           13,521          1,003                       50,171
Selling, general and administrative expense               17,429           12,714         (1,446)A,D                   28,697
                                                       ---------        ---------        -------                  -----------
    Operating income                                      18,218              807          2,449                       21,474
Interest expense                                           2,482            2,759          4,163 B,C,E                  9,404
Other expense                                                 59            1,452         (1,470)B                         41
                                                       ---------        ---------        -------                  -----------
    Earnings (loss) before income taxes                   15,677           (3,404)          (244)                      12,029
Provision (benefit) for income taxes                       5,691           (1,291)           (33)F                      4,367
                                                       ---------        ---------        -------                  -----------

    Net earnings (loss)                                $   9,986        $  (2,113)       $  (211)                 $     7,662
                                                       =========        =========        =======                  ===========

    Net earnings per share (basic and diluted)         $    1.18                                                  $      0.91
                                                       =========                                                  ===========
    Weighted average shares outstanding (basic)            8,457                                                        8,457
                                                       =========                                                  ===========



                                                                              QUARTER ENDED JANUARY 1, 2000
                                                       ---------------------------------------------------------------------------
                                                                                                                        PRO FORMA
                                                         COMPANY             FWC            ADJUSTMENTS                 COMBINED
                                                        ---------         ----------       ------------                 ---------

Net sales                                               $  58,571         $  24,119        $          --                $  82,690
Cost of sales                                              52,454            21,531                 (231)A                 73,754
                                                        ---------         ---------        -------------                ---------
    Gross profit                                            6,117             2,588                  231                    8,936
Selling, general and administrative expense                 4,095             1,487                 (362)A,D                5,220
                                                        ---------         ---------        -------------                ---------
    Operating income                                        2,022             1,101                  593                    3,716
Interest expense                                              750               627                1,446 B,C,E              2,823
Other expense (income)                                       (110)              356                 (390)B                   (144)
                                                        ---------         ---------        -------------                ---------
    Earnings before income taxes                            1,382               118                 (463)                   1,037
Provision for income taxes                                    532                45                 (178)F                    399
                                                        ---------         ---------        -------------                ---------

    Net earnings                                        $     850         $      73        $        (285)               $     638
                                                        =========         =========        =============                =========

    Net earnings per share (basic and diluted)          $    0.10                                                       $    0.08
                                                        =========                                                       =========
    Weighted average shares outstanding (basic)             8,460                                                           8,460
                                                        =========                                                       =========



NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

A. To record certain synergies which are within the direct control of the Company, including: a) logistics improvements and the associated reduction in freight expense resulting from the optimization of shipping origin by plant based upon customer location; b) cost reductions resulting from changes in the consolidated Company's purchasing strategy; c) elimination of expenses associated with overlapping selling, general and administrative activities; and d) closure of distribution centers.

B.       To eliminate FWC interest expense and management fees.

C. To record estimated interest expense on borrowings to fund the FWC acquisition and to refinance the Insteel revolving credit facility at an assumed interest rate of 7.88% for the year ended October 2, 1999, and 8.65% for the quarter ended January 1, 2000.

D. To record the amortization of goodwill, which is based on the excess of the purchase price of FWC shares over the fair market value of net assets acquired. The goodwill will be amortized on a straight-line basis over a period of 20 years.

E. To record the amortization of deferred financing fees as interest expense, resulting from the debt incurred to acquire FWC and refinance Insteel's revolving credit facility.

F. To record the tax effect of the above pro forma adjustments using a 36.3% effective rate for the year ended October 2, 1999, and 38.5% for the quarter ended January 1, 2000.

THE ACQUISITION

         On January 31, 2000, the Company completed its acquisition of FWC. The acquisition will be accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired to be allocated to goodwill.

         A summary of the preliminary purchase price and the preliminary purchase price allocation based on the net assets as of January 31, 2000 is as follows (in thousands):


                         PRELIMINARY PURCHASE PRICE

Cash paid to GS Technologies Operating Co., Inc.                                           $ 68,500
Purchase price adjustment                                                                    (7,550)(a)
Financial advisors, accounting, legal and other direct acquisition costs                      1,130
                                                                                           --------
     Preliminary purchase price                                                            $ 62,080

                    PRELIMINARY ALLOCATION OF PURCHASE PRICE

Preliminary purchase price                                                                 $ 62,080
     Less net book value of assets acquired                                                 (49,033)
                                                                                           --------
Excess of cost over net book value of assets acquired                                        13,047
Adjustments to record assets and liabilities at fair market value:
     Inventories                                                                               (510)
     Property, plant and equipment                                                          (13,245)
     Deferred tax assets                                                                     (2,402)
     Goodwill (historical)                                                                   16,800
     Intangibles                                                                              2,183
     Accrued expenses                                                                         2,404 (b)
                                                                                           --------
          Total adjustments                                                                   5,230
     Goodwill                                                                               $18,277
                                                                                           ========


(a) The purchase price adjustment is based on the audited statement of net assets as of January 31, 2000 and is in the process of being reviewed by the Seller. Any disagreements between the Company and the Seller regarding the statement of net assets which cannot be settled will be submitted to an independent accounting firm for a final resolution of the purchase price adjustment amount. The Company expects the purchase price adjustment amount to be finalized during its current quarter ending July 1, 2000.

(b) Reflects severance, facility closing expenses and other restructuring costs to be incurred in connection with the FWC acquisition in accordance with EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                INSTEEL INDUSTRIES, INC.
                                ------------------------
                                Registrant



Date: April 17, 2000         By:  /s/ H.O. Woltz III
                                  -------------------------------------------
                                      H.O. Woltz III
                                      President and Chief Executive Officer




Date: April 17, 2000         By:  /s/ Michael C. Gazmarian
                                  -------------------------------------------
                                      Michael C. Gazmarian
                                      Chief Financial Officer and Treasurer